U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 13, 2005

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109
(Address of principal executive offices)

(206) 624-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into a Material Definitive Agreement.

On September 13, 2005, the Company’s Board of Directors approved a policy whereby board members will be compensated for participation in orientation and continuing education activities designed to familiarize them with operational and industry issues. The policy is filed herewith as Exhibit 10.1.

Item 2.05                     Costs Associated with Exit or Disposal Activities.

On September 14, 2005, the Company terminated 28 employees and awarded the affected employees one-time termination benefits to be paid in cash per the Cascade Natural Gas Corporation Severance Pay Plan. The termination plan is largely completed, and is expected to be finalized by September 30, 2005. The Company expects to record costs in fiscal 2005 of approximately $1.3 million to $1.4 million for these one-time termination benefits. The terminations were determined by management to arrive at an organizational structure designed to best achieve the Company’s business objectives, including the achievement of improved financial performance.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.01          Board of Directors Orientation and Continuing Education Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: September 16, 2005	By:	/s/ Larry C. Rosok
Larry C. Rosok
Corporate Secretary